Exhibit 99.1

Rainmaker Reports Second Quarter Fiscal 2010 Results

Deployed global B2B ecommerce solution for Fortune 500 Client

Campbell, Calif., August 10, 2010 – Rainmaker Systems, Inc. (NASDAQ: RMKR), a leading global provider of ecommerce solutions and telesales services that drive more revenue for clients and their channel partners, today reported financial results for the second quarter ended June 30, 2010.

Net revenue in the second quarter of 2010 was $9.3 million, compared to net revenue in the preceding quarter of $10.2 million, which excludes a one-time payment of $4.6 million received in the first quarter for the buyout of a customer contract resulting from the customer’s acquisition by another company. Adjusted net revenue from continuing programs grew 5% sequentially to $8.3 million in the second quarter from $7.9 million in the first quarter of 2010. Adjusted net revenue excludes an adjustment of $1.1 million for revenue from discontinuing client programs in the second quarter of 2010, and excludes from the first quarter of 2010 $4.6 million for a one-time contract buyout and revenue from discontinuing client programs of $2.3 million. See Exhibit A for a reconciliation of GAAP net revenue to adjusted net revenue.

Recent Business Highlights

•	Deployed B2B ecommerce solution for online global sales of software for Fortune 500 security client

•	Added new clients for lead development in a variety of industries including hardware, software, industrial and communications companies

•	Signed new agreements for lead development with Fortune 500 enterprise software, CRM software, and leading financial institution clients

•	Added new clients for contract sales including technology distribution and communications companies

Rainmaker CEO Michael Silton commented, “We are pleased with the new client signings and expansions, and the launch of our new telecommunications client that we signed in the first quarter of 2010. These programs have started to contribute to revenue growth. We also achieved a major milestone in the evolution of our ecommerce capabilities with the deployment of our business-to-business ecommerce solution for a Fortune 500 security software client for online global sales of new software and subscriptions. This will start to contribute to revenue in the third quarter and we earn a percentage of revenue from all transactions that are booked through the online store.”

For comparative purposes, the following financial discussion of gross margin, net loss and non-GAAP net loss excludes the one-time customer contract buyout received and accounted for as revenue in the first quarter of fiscal 2010 and the write-down of our minority equity investment in the first quarter of fiscal 2010. See Exhibit A for a reconciliation of GAAP gross margin and GAAP net income (loss) to the adjusted gross margin and adjusted net loss reported below. See Exhibit B for a reconciliation of GAAP net loss to the non-GAAP net loss reported below.

Gross margin in the second quarter was 39%, compared to 39% in the preceding quarter and 46% in the second quarter of 2009.

Net loss for the second quarter of 2010 was $3.6 million, or a loss of $0.18 per share, compared to a net loss for the preceding quarter of $3.5 million, or a loss of $0.16 per share, and a net loss for the second quarter of 2009 of $1.9 million, or a loss of $0.10 per share.

Non-GAAP net loss for the second quarter of 2010 was $2.7 million, or a loss of $0.13 per share. Second quarter 2010 non-GAAP net loss excludes stock based compensation of $736,000 and amortization of intangible assets from acquisitions of $185,000, and compares to a non-GAAP net loss for the preceding quarter of $2.5 million, or a loss of $0.11 per share, and a non-GAAP net loss for the second quarter of 2009 of $1.0 million, or a loss of $0.05 per share.

Total shares outstanding at June 30, 2010 were approximately 22.4 million common shares, which include approximately 2.0 million unvested restricted shares. In addition, Rainmaker had 1.7 million unexercised options and warrants outstanding with a weighted average exercise price of approximately $3.17 per share.

At June 30, 2010, Rainmaker had federal tax NOLs of $61 million and California state tax NOLs of $40 million.

Total cash and cash equivalents were $15.4 million at June 30, 2010, compared to $17.1 million at March 31, 2010. During the second quarter, Rainmaker received $1.4 million for repayment of debt and accrued interest relating to its 2007 investment in a private company that was acquired during the quarter. Cash used in the second quarter of 2010 included $1.6 million for capital equipment purchases and $300,000 in debt repayment. During the second quarter, Rainmaker expanded its facilities in Asia, which expansion is mostly completed and primarily accounted for the increase in capital expenditures in the quarter. Going forward, Rainmaker expects capital equipment purchases to be significantly lower for the remainder of 2010.

Financial Guidance

Rainmaker expects revenue for the third quarter of 2010 to be up sequentially from the second quarter. Rainmaker is reiterating its fiscal year 2010 revenue guidance of $44 million to $46 million.

Conference Call

Rainmaker Systems will host a conference call and webcast today at 1:30 p.m. Pacific Time to discuss its second quarter fiscal 2010 financial results. Those wishing to participate in the live call should dial (877) 941-2332 using the password “Rainmaker.” A replay of the call will be available for one week beginning approximately one hour after the call’s conclusion by dialing (800) 406-7325 and entering 4326712 followed by the “#” key when prompted for a code. To access the live webcast of the call, go to the Investor Relations section of Rainmaker’s website at www.rmkr.com. A webcast replay of the conference call will be available for one year on the Calls/Events page of the Investor Relations section at www.rmkr.com.

Discussion of Non-GAAP Financial Measures

Rainmaker Systems’ management evaluates and makes operating decisions using various performance measures. In addition to GAAP results, Rainmaker also considers non-GAAP net loss and non-GAAP net loss per share, EBITDA, and adjusted EBITDA, which excludes non-cash stock compensation expense from EBITDA. These non-GAAP measures are derived from the revenue generated by Rainmaker’s business and the costs directly related to the generation of that revenue, such as costs of services, sales and marketing expenses, technology expenses and general and administrative expenses, that management considers in evaluating the Company’s operating performance. These non-GAAP measures exclude certain revenues and expenses that management does not consider to be related to the Company’s core operating performance.

Non-GAAP net loss consists of net loss excluding equity plan-related compensation expenses, amortization of purchased intangible assets and certain non-recurring expenses. Stock compensation adjustments were $736,000 for the three months ended June 30, 2010 and represent the current quarter recognition of compensation expense related to stock options and restricted stock awards granted prior to and during the quarter. Amortization of intangible assets was $185,000 for the three months ended June 30, 2010 and related primarily to the prior acquisitions of Sunset Direct, ViewCentral, Qinteraction, Grow Commerce and Optima. See Exhibit B for a reconciliation of GAAP net loss to non-GAAP net loss.

EBITDA was negative $2.3 million for the second quarter of 2010. EBITDA consists of net loss excluding interest income or expense, income taxes, and depreciation & amortization. Provision for income taxes was $48,000 for the three months ended June 30, 2010. Non-cash charges for depreciation of property and equipment were $943,000 for the three months ended June 30, 2010. Non-cash charges for amortization of acquisition related intangibles were $185,000 for the three months ended June 30, 2010 and related primarily to our prior business acquisitions. Interest and other expense was $91,000 for the three months ended June 30, 2010. Adjusted EBITDA was negative $1.6 million for the three months ended June 30, 2010 and adds back to EBITDA non-cash stock based compensation expense of $736,000 incurred in the second quarter of 2010. See Exhibit C for a reconciliation of GAAP net loss to EBITDA and adjusted EBITDA.

Non-GAAP net loss, non-GAAP net loss per share, EBITDA and adjusted EBITDA are supplemental measures of Rainmaker’s performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of liquidity. Rainmaker presents these non-GAAP measures because management considers them to be important supplemental measures of Rainmaker’s operating performance and profitability trends, and because management believes they give investors useful information on period-to-period performance as evaluated by management. Rainmaker believes that the use of these non-GAAP measures provides consistency and comparability with Rainmaker’s past financial reports and also facilitates comparisons with other companies in Rainmaker’s industry, a number of which use similar non-GAAP financial measures to supplement their GAAP results. Management has used these non-GAAP measures when evaluating operating performance because management believes that the inclusion or exclusion of the items described above provides an additional measure of the Company’s core operating results and facilitates comparisons of the Company’s core operating performance against prior periods and the Company’s business model objectives. Rainmaker has chosen to provide this information to investors to enable them to perform additional analyses of past, present and future operating performance and as a supplemental means to evaluation of the Company’s ongoing core operations.

About Rainmaker

Rainmaker Systems, Inc. is a leading global provider of ecommerce solutions and telesales services that drive more revenue for clients and their channel partners. Rainmaker provides subscription and service contract renewals, robust ecommerce solutions, lead development, training sales, and call center services. Rainmaker provides these services on a consistent, global basis supporting multiple currencies and language capabilities. For more information, visit www.rmkr.com or call 800-631-1545.

NOTE: Rainmaker Systems, the Rainmaker logo, and Sunset Direct are registered with the U.S. Patent and Trademark Office. All other service marks or trademarks are the property of their respective owners.

This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the current difficult macro-economic environment and its impact on our business, as our clients are reducing their overall marketing spending and our clients’ customers are reducing their purchase of services contracts, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, our ability to integrate acquisitions without disruption to our business, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to expand our channel hosted contract solution and drive adoption of this solution by resellers, potential competition in the marketplace, the ability to retain and attract employees, market acceptance of our service programs and pricing options, our ability to maintain our existing technology platform and to deploy new technology, our ability to sign new clients and control expenses, and the financial condition of our clients’ businesses, and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q.

CONTACT:

Steve Valenzuela	Todd Kehrli or Jim Byers
Chief Financial Officer	Investor Relations
Rainmaker Systems, Inc.	MKR Group, Inc.
(408) 340-2560	(323) 468-2300
steve@rmkr.com	rmkr@mkr-group.com

– Financial tables to follow –

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$15,438	$15,129
Restricted cash	19	13
Accounts receivable, less allowance for doubtful accounts of $28 at June 30, 2010 and $58 at December 31, 2009	6,559	7,604
Prepaid expenses and other current assets	1,526	1,895

Total current assets	23,542	24,641
Property and equipment, net	7,164	6,952
Intangible assets, net	730	890
Goodwill	5,204	3,777
Other noncurrent assets	422	2,409

Total assets	$37,062	$38,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,622	$8,290
Accrued compensation and benefits	1,150	1,079
Other accrued liabilities	2,529	2,221
Deferred revenue	2,814	2,656
Current portion of capital lease obligations	—	240
Current portion of notes payable	1,176	1,350

Total current liabilities	14,291	15,836
Deferred tax liability	356	281
Long term deferred revenue	236	229
Other long-term liabilities	182	—
Notes payable, less current portion	2,343	1,257

Total liabilities	17,408	17,603

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 23,715,519 shares issued and 22,433,802 shares outstanding at June 30, 2010, and 23,034,645 shares issued and 21,996,003 shares outstanding at December 31, 2009	21	20
Additional paid-in capital	123,353	121,138
Accumulated deficit	(100,184)	(96,997)
Accumulated other comprehensive loss	(1,502)	(1,381)
Treasury stock, at cost, 1,281,717 shares at June 30, 2010 and 1,038,642 shares at December 31, 2009	(2,034)	(1,714)

Total stockholders’ equity	19,654	21,066

Total liabilities and stockholders’ equity	$37,062	$38,669

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net revenue	$9,350	$11,534	$24,159	$23,897
Cost of services	5,729	6,267	11,911	13,377

Gross margin	3,621	5,267	12,248	10,520

Operating expenses:
Sales and marketing	996	1,037	2,050	2,471
Technology and development	2,379	2,392	4,902	5,456
General and administrative	2,561	2,267	5,167	5,022
Depreciation and amortization	1,128	1,461	2,267	3,143

Total operating expense	7,064	7,157	14,386	16,092

Operating loss	(3,443)	(1,890)	(2,138)	(5,572)
Interest and other expense, net	(91)	42	(905)	(91)

Loss before income tax expense	(3,534)	(1,848)	(3,043)	(5,663)
Income tax expense	48	92	144	177

Net loss	$(3,582)	$(1,940)	$(3,187)	$(5,840)

Basic loss per share	$(0.18)	$(0.10)	$(0.16)	$(0.30)

Diluted loss per share	$(0.18)	$(0.10)	$(0.16)	$(0.30)

Weighted average common shares
Basic	20,331	19,236	20,154	19,240

Diluted	20,331	19,236	20,154	19,240

RAINMAKER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2010	2009

Operating activities:
Net loss	$(3,187)	$(5,840)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization of property and equipment	1,881	2,553
Amortization of intangible assets	386	590
Stock-based compensation expense	1,513	1,275
Credit for allowances for doubtful accounts	(68)	(332)
Loss on disposal of fixed assets	—	193
Write-down of investment	740	—
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed:
Accounts receivable	1,751	2,981
Prepaid expenses and other assets	399	(175)
Accounts payable	(1,745)	(271)
Accrued compensation and benefits	(78)	(263)
Other accrued liabilities	278	(966)
Income tax payable	(259)	(24)
Deferred tax liability	75	66
Deferred revenue	6	(1,345)

Net cash provided by (used in) operating activities	1,692	(1,558)

Investing activities:
Purchases of property and equipment	(2,077)	(966)
Restricted cash, net	(6)	877
Acquisition of business, net of cash acquired	(492)	—
Repayment of note receivable	1,250	—

Net cash used in investing activities	(1,325)	(89)

Financing activities:
Net borrowings (repayments) under revolving line of credit	1,154	(530)
Principal payment of notes payable	(686)	(658)
Principal payment of capital lease obligations	(240)	(226)
Tax payments in connection with treasury stock surrendered	(247)	(129)
Purchases of treasury stock	(73)	(141)
Proceeds from issuance of common stock from option exercises	2	—
Proceeds from issuance of common stock from ESPP	—	2

Net cash used in financing activities	(90)	(1,682)

Effect of exchange rate changes on cash	32	19

Net increase (decrease) in cash and cash equivalents	309	(3,310)
Cash and cash equivalents at beginning of period	15,129	20,040

Cash and cash equivalents at end of period	$15,438	$16,730

Supplemental disclosures of cash flow information:
Cash paid for interest	$124	$131

Cash paid for taxes	$312	$112

Supplemental disclosures of non-cash investing and financing activities:
Issuance of common stock in business acquisitions	$701	$—

RAINMAKER SYSTEMS, INC.

EXHIBIT A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share)

(Unaudited)

	Three months ended
	June 30, 2010	March 31, 2010

Net revenue - GAAP basis	$9,350	$14,809
Non-recurring contract buyout (1)	—	(4,650)
Discontinuing client revenue (1)	(1,066)	(2,299)

Adjusted net revenue – Non-GAAP basis	$8,284	$7,860

Gross margin - GAAP basis	$3,621	$8,627
Non-recurring contract buyout (1)	—	(4,650)

Adjusted gross margin – Non-GAAP basis	$3,621	$3,977

Net (loss) income - GAAP basis	$(3,582)	$395
Non-recurring contract buyout (1)	—	(4,650)
Write-down of investment (2)	—	740

Adjusted net loss – Non-GAAP basis	$(3,582)	$(3,515)

Diluted weighted average shares outstanding	20,331	22,375

Adjusted diluted net loss per share - Non-GAAP basis	$(0.18)	$(0.16)

(1)	During the first quarter, we received a one-time buyout of a client contract in the amount of $4.6 million, accounted for as revenue. This amount represented approximately six months of revenue under that contract, which the Company would have earned from the termination at the end of February through the end of the minimum term of the contract. We have also excluded discontinuing revenue from client programs that will not continue past the quarter ended June 30, 2010.
(2)	Based on information we received on April 30, 2010 from a private company in which we then held an investment in the form of a secured note and a minority equity investment, we took a non-cash charge in the first quarter of 2010 for the carrying value of our minority equity investment of $740,000.

RAINMAKER SYSTEMS, INC.

EXHIBIT B

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS (1)

(In thousands, except per share)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009

Net loss - GAAP basis	$(3,582)	$(1,940)	$(3,187)	$(5,840)
Stock compensation adjustments (2):
Cost of services	38	49	90	90
Sales and marketing	58	75	130	152
Technology and development	79	33	180	93
General and administrative	561	496	1,113	940
Non-recurring contract buyout (3)	—	—	(4,650)	—
Amortization of intangible assets (4)	185	287	386	590
Write-down of investment (5)	—	—	740	—
Facility closures (6)	—	—	—	161

Non-GAAP Net Loss	$(2,661)	$(1,000)	$(5,198)	$(3,814)

Diluted weighted average shares outstanding	20,331	19,236	20,154	19,240

Non-GAAP diluted net loss per share	$(0.13)	$(0.05)	$(0.26)	$(0.20)

(1)	To supplement our financial results presented on a GAAP basis, we use non-GAAP net loss, which excludes certain business combination accounting entries and expenses related to acquisitions as well as other expenses including stock-based compensation and non-recurring items. As we have completed several acquisitions since 2005, we believe non-GAAP net loss provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Non-GAAP net loss is not meant to be considered in isolation or as a substitute for GAAP net loss, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.
(2)	Stock-based compensation: We estimate the fair value of share based payment awards on the date of grant using an option-pricing model for option grants and our closing share price as reported on Nasdaq for restricted share grants. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods. Stock-based compensation expenses will recur in future periods.
(3)	During the first quarter of 2010, we received a one-time buyout of a client contract in the amount of $4.6 million, accounted for as revenue. This amount represented approximately six months of revenue under that contract, which the Company would have earned from the termination at the end of February through the end of the minimum term of the contract.
(4)	We have excluded the effect of amortization of intangibles from our non-GAAP net loss. We believe this helps investors understand a significant reason why our GAAP operating expenses increase following acquisitions. Investors should note that the use of intangible assets contributed to revenue earned during the period and will contribute to future revenue generation and should also note that these amortization expenses are recurring.
(5)	Based on information we received on April 30, 2010 from a private company in which we then held an investment in the form of a secured note and a minority equity investment, we took a non-cash charge in the first quarter of 2010 for the carrying value of our minority equity investment of $740,000.
(6)	In the quarter ended March 31, 2009, we decided to reduce our space leased in Manila and took a charge of approximately $161,000 which consisted of $95,000 related to the write-off of the remaining book value of the leasehold improvements at this location, and approximately $66,000 related to early termination penalty and forfeiture of the security deposit as specified in the lease agreement.

RAINMAKER SYSTEMS, INC.

EXHIBIT C

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (1)

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2009	2010	2009

Net loss	$(3,582)	$(1,940)	$(3,187)	$(5,840)

Add:
Provision for income taxes	48	92	144	177
Depreciation of property and equipment	943	1,174	1,881	2,553
Amortization of acquisition related intangibles	185	287	386	590
Interest and other expense	91	(42)	905	91

	1,267	1,511	3,316	3,411

EBITDA – Non-GAAP basis	$(2,315)	$(429)	$129	$(2,429)

Add:
Stock based compensation	736	653	1,513	1,275

Adjusted EBITDA – Non-GAAP basis	$(1,579)	$224	$1,642	$(1,154)

(1)	To supplement our financial results presented on a GAAP basis, we use EBITDA, which excludes certain cash and non-cash expenses and adjusted EBITDA, which excludes stock based compensation from EBITDA. We believe EBITDA and adjusted EBITDA provide useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period over period comparisons of such operations. EBITDA and adjusted EBITDA are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. We regularly use EBITDA and adjusted EBITDA internally to manage our business and make operating decisions.